Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-233721) and in the Registration Statement on Form F-3 (File No. 333-248076) of Futu Holdings Limited of our report dated March 26, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China March 26, 2021